UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, Putnam, Connecticut	06260
(Address of principal executive offices)	(Zip Code)

(860) 928-6501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.	Other Events.

On March 21, 2007, the Board of Directors of PSB Holdings, Inc. (the “Company”) declared a cash dividend on the Company’s common stock of $.06 per share for the quarter ended March 31, 2007. The dividend will be payable to stockholders of record as of April 5, 2007 and will be paid on April 19, 2007.

Putnam Bancorp, MHC, majority stockholder of the Company and owner of 3,729,846 shares of the 6,797,396 total shares outstanding, announced its intention to waive the receipt of all but $25,000 of the cash dividends paid on its shares of the Company.

A copy of the press release dated March 21, 2007, giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated March 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: March 22, 2007	By:	/s/ Robert J. Halloran, Jr.
Robert J. Halloran, Jr.
President and Chief Financial Officer